TIER REIT

1Q'19 Supplemental Information

OFFICE BROUGHT TO LIFE

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2019

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of March 31, 2019, we owned interests in 17 operating office properties with approximately 6.1 million rentable square feet and two development properties that will consist of approximately 620,000 rentable square feet. As of March 31, 2019, our properties are located in five markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer and Director	President and Chief Operating Officer

R. Kent Griffin, Jr.	James E. Sharp
Independent Director	Chief Financial Officer and Treasurer

Christie B. Kelly	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Dennis J. Martin	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Gregory J. Whyte	Hannah Q. Wrenn
Independent Director	Chief Accounting Officer

R. Heath Johnson
Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or ir@tierreit.com

Research Coverage
BMO Capital	Janney Montgomery Scott	JMP Securities	Robert W. Baird & Co.
John Kim	Robert Stevenson	Mitch Germain	David Rodgers
212.885.4115	646.840.3217	212.906.3546	216.737.7341

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2019
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDAre	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development and Redevelopment Sites	22
Summary of Development Activity	23
Properties Under Development	24-25
Acquisition and Disposition Activities	26
Summary of Financing	27
Principal Payments by Year	28
Definitions of Non-GAAP Financial Measures	29-30

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire, develop, or sell certain properties, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project,” "begin," "potential" and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the three months ended March 31, 2019. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended March 31, 2019

Company Activity

•
On March 25, 2019, we announced our entry into a definitive merger agreement with Cousins Properties Incorporated (“Cousins”) and Murphy Subsidiary Holdings Corporation ( a wholly-owned subsidiary of Cousins)

to combine in a 100% stock-for-stock transaction (the “Merger”). Under the terms of the agreement, Cousins will issue 2.98 shares of newly issued common stock in exchange for each share of TIER common stock. The all-stock merger is intended to qualify as a tax-free “reorganization” for U.S. federal income tax purposes. Upon closing, Cousins and TIER stockholders will own approximately 72% and 28% of the combined company’s stock, respectively. The transaction is subject to customary closing conditions, including receipt of the approval of both Cousins and TIER stockholders.

Property Results

•	Occupancy at March 31, 2019, was 92.0%, reflecting an increase of 170 basis points from December 31, 2018.

•	67,000 square feet leased - 8,000 square feet of renewals, 27,000 square feet of expansions, and 32,000 square feet of new leasing.

Real Estate Activity

•
On January 31, 2019, we sold One & Two Eldridge Place and Three Eldridge Place (collectively, the “Eldridge Properties”), which are located in Houston, Texas, and contain 824,000 combined rentable square feet. In addition to the contract sales price of $78.4 million, we expect to receive additional insurance proceeds related to the loss, damage, and destruction suffered because of Hurricane Harvey and its aftermath, including a claim for the loss in value attributable to the storm. However, the ultimate timing and amounts to be collected for the remaining claims are currently undetermined. During the first quarter of 2019, we received $5.4 million in insurance proceeds related to our property damages claim.

•
On February 27, 2019, we acquired a 95% interest in land located at 3354 Peachtree Road in Atlanta, Georgia, for a future development project. The total purchase price of the joint venture transaction was $14.2 million (at 100%).

Capital Markets Activity

•	On February 6, 2019, our board of directors authorized a distribution of $0.18 per share of common stock for the first quarter of 2019, that was paid on March 29, 2019.

•
On March 1, 2019, we repaid the $75.5 million debt secured by our One BriarLake Plaza property. The debt was scheduled to mature in August 2021. We paid a $5.7 million pre-payment penalty in connection with the repayment.

•
During the three months ended March 31, 2019, we issued 1,441,969 shares of common stock under our at-the-market equity offering programs, for proceeds of $34.5 million, net of commissions and issuance costs.

Subsequent Event

•	A special meeting of stockholders will be held on June 12, 2019, to consider and vote on the proposed Merger with Cousins, as described above.

Supplemental Operating and Financial Data	1Q’19 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Portfolio Summary:
Total operating office properties	17	19	18	18	18
Rentable square feet (100%) (operating properties)	6,149	6,973	6,657	6,657	6,657
Rentable square feet (own %) (operating properties)	5,940	6,764	6,633	6,633	6,633
Occupancy %	92.0%	90.3%	90.1%	89.4%	89.4%
Executed % SF leased	92.3%	90.5%	90.4%	89.8%	89.6%
Economic % SF leased	78.2%	77.1%	86.2%	85.3%	86.1%
Average effective rent/square foot	$31.41	$30.92	$32.89	$32.60	$32.55

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Financial Results:
Revenue	$50,092	$55,552	$54,832	$53,990	$54,143
Property related expenses	(11,050)	(12,862)	(13,262)	(12,395)	(13,155)
Real estate taxes	(8,101)	(8,625)	(9,229)	(9,074)	(8,754)
Property management fees	(63)	(76)	(80)	(97)	(85)
NOI	$30,878	$33,989	$32,261	$32,424	$32,149
Base rent	$34,761	$35,381	$35,759	$35,556	$35,118
Free rent	$(4,780)	$(2,379)	$(1,218)	$(1,776)	$(1,304)
Net income (loss) attributable to common stockholders	$(14,124)	$(27,779)	$22,645	$(8,277)	$8,390
Diluted net income (loss) per common share (1)	$(0.26)	$(0.52)	$0.43	$(0.17)	$0.17
FFO attributable to common stockholders	$10,510	$20,055	$50,678	$18,804	$9,889
Diluted FFO per common share	$0.19	$0.37	$0.96	$0.39	$0.20
FFO attributable to common stockholders, excluding certain items	$20,207	$23,054	$20,070	$19,521	$19,494
Diluted FFO, excluding certain items, per common share	$0.37	$0.42	$0.38	$0.40	$0.40
Adjusted EBITDAre	$26,806	$25,770	$26,407	$28,359	$28,203

Weighted average common shares outstanding - basic	54,320	53,622	51,900	47,684	47,645
Weighted average common shares outstanding - diluted	55,045	54,536	52,617	48,534	48,300

Selected Additional Trend Information:
Renewal % based on square feet	28%	78%	61%	74%	64%
Distributions declared on common shares	$9,994	$9,698	$9,671	$8,628	$8,626
Annualized distribution yield (2)	2.5%	3.5%	3.0%	3.0%	3.9%
______________________________
(1) In periods of net loss there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	1Q’19 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Selected Balance Sheet Items:

Total book value of real estate	$1,331,951	$1,365,084	$1,386,255	$1,434,814	$1,430,355

Cash and cash equivalents	$9,805	$30,741	$5,192	$8,359	$10,183

Unconsolidated cash and cash equivalents (at ownership %)	$464	$345	$550	$327	$282

Restricted cash	$3,327	$6,141	$10,232	$14,086	$12,565

Total assets	$1,544,085	$1,617,551	$1,662,342	$1,696,121	$1,688,999

Mortgage debt	$66,000	$141,654	$142,162	$280,311	$280,689

Revolving credit facility and term loans	$597,000	$575,000	$591,000	$608,000	$612,000

Unconsolidated debt (at ownership %)	$34,895	$31,474	$26,137	$21,248	$16,239

Total liabilities	$761,860	$840,070	$836,797	$1,001,531	$1,001,439

Capitalization:

Shares of common stock outstanding	55,299	53,840	53,491	48,575	47,656

Restricted stock units outstanding	357	240	351	351	356

Shares of restricted stock outstanding	222	154	260	260	265

	55,878	54,234	54,102	49,186	48,277

High stock price	$28.96	$24.32	$24.98	$24.22	$20.51

Low stock price	$19.63	$19.59	$22.66	$18.06	$17.04

Average closing stock price	$23.75	$22.40	$23.67	$20.81	$19.01

Closing stock price	$28.66	$20.63	$24.10	$23.78	$18.48

Market capitalization (1)	$1,601,463	$1,118,847	$1,303,858	$1,169,643	$892,159

Total debt (2)	$697,895	$748,128	$759,299	$909,559	$908,928

Net debt (3)	$687,626	$717,042	$753,557	$900,873	$898,463

Total capitalization	$2,299,358	$1,866,975	$2,063,157	$2,079,202	$1,801,087

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Ratios:

NOI margin % (4)	61.6%	61.2%	58.8%	60.1%	59.4%

Normalized fixed charge coverage (5)	3.65	3.18	3.06	3.00	3.00

Normalized interest coverage (5)	3.72	3.39	3.14	3.12	3.13

Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end (5)	6.58x	7.03x	7.15x	7.94x	8.34x

Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end, including development properties (5) (6)	6.11x	6.12x	6.22x	7.13x	7.67x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.
(6) Includes estimated stabilized NOI for development properties, to the extent of percentage of completion of the respective developments based on spend to date.

Supplemental Operating and Financial Data	1Q’19 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Assets
Real estate
Land	$148,122	$154,422	$150,473	$156,517	$156,577
Land held for development	50,240	36,830	45,059	45,059	45,059
Buildings and improvements, net	1,062,177	1,132,428	1,097,613	1,160,273	1,177,433
Real estate under development	71,412	41,404	93,110	72,965	51,286
Total real estate	1,331,951	1,365,084	1,386,255	1,434,814	1,430,355

Cash and cash equivalents	9,805	30,741	5,192	8,359	10,183
Restricted cash	3,327	6,141	10,232	14,086	12,565
Accounts receivable, net	61,237	67,335	69,592	80,755	76,385
Prepaid expenses and other assets	9,072	11,376	19,357	17,124	14,238
Investments in unconsolidated entities	30,187	32,746	32,112	31,714	31,314
Deferred financing fees, net	2,526	2,756	2,985	3,211	3,426
Acquired above-market leases, net	—	—	20	180	288
Other lease intangibles, net	95,980	101,372	103,511	105,878	110,245
Assets associated with real estate held for sale	—	—	33,086	—	—
Total assets	$1,544,085	$1,617,551	$1,662,342	$1,696,121	$1,688,999

Liabilities and equity

Liabilities
Mortgage debt	$66,000	$141,654	$142,162	$280,311	$280,689
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	22,000	—	16,000	33,000	37,000
Unamortized debt issuance costs	(1,450)	(1,899)	(2,029)	(2,051)	(2,156)
Total notes payable, net	661,550	714,755	731,133	886,260	890,533

Accounts payable and accrued liabilities	63,350	91,548	74,560	82,816	76,144
Acquired below-market leases, net	21,165	22,651	24,312	25,910	27,684
Other liabilities	15,795	11,116	6,471	6,545	7,078
Obligations associated with real estate held for sale	—	—	321	—	—
Total liabilities	761,860	840,070	836,797	1,001,531	1,001,439

Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock	6	5	5	5	5
Additional paid-in capital	2,784,317	2,749,106	2,747,825	2,632,635	2,610,288
Cumulative distributions and net loss attributable to common stockholders	(2,002,087)	(1,977,969)	(1,940,492)	(1,953,466)	(1,936,561)
Accumulated other comprehensive income (loss)	(3,617)	3,409	15,262	12,462	10,479
Stockholders’ equity	778,619	774,551	822,600	691,636	684,211
Noncontrolling interests	3,606	2,930	2,945	2,954	3,349
Total equity	782,225	777,481	825,545	694,590	687,560
Total liabilities and equity	$1,544,085	$1,617,551	$1,662,342	$1,696,121	$1,688,999

Common stock, number of shares issued and outstanding	55,298,782	53,839,766	53,490,819	48,574,724	47,655,669

Supplemental Operating and Financial Data	1Q’19 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Revenue
Rental income	$44,508	$52,548	$52,570	$51,088	$51,941
Straight-line rent and lease incentive revenue	4,098	1,229	453	862	591
Above- and below-market rent amortization	1,486	1,640	1,533	1,665	1,276
Lease termination fees	—	135	276	375	335
Total revenue	50,092	55,552	54,832	53,990	54,143
Expenses
Property related expenses	11,050	12,862	13,262	12,395	13,155
Real estate taxes	8,101	8,625	9,229	9,074	8,754
Property management fees	63	76	80	97	85
Total property operating expenses	19,214	21,563	22,571	21,566	21,994
Interest expense	5,411	5,392	6,782	8,011	7,705
Amortization of deferred financing costs	348	360	359	358	404
Total interest expense	5,759	5,752	7,141	8,369	8,109
Asset impairment losses	937	38,146	3,418	—	—
General and administrative	8,945	5,777	5,128	5,377	5,503
Real estate depreciation and amortization	22,843	24,390	24,770	27,011	24,500
Depreciation and amortization - non-real estate assets	60	62	64	123	116
Total expenses	57,758	95,690	63,092	62,446	60,222
Interest and other income	154	140	49	550	45
Loss on early extinguishment of debt	(6,025)	—	—	—	(8,988)
Gain on troubled debt restructuring	—	—	31,006	—	—
Gain (loss) on sale of assets	—	14,904	—	(90)	12,014
Hurricane-related loss	—	(3,000)	—	—	—

Income (loss) before income taxes, equity in operations of investments. and gain (loss) on remeasurement of investment in unconsolidated entities	(13,537)	(28,094)	22,795	(7,996)	(3,008)
Provision for income taxes	(234)	(197)	(228)	(214)	(195)
Equity in operations of investments	(446)	431	—	—	287
Gain (loss) on remeasurement of investment in unconsolidated entities	—	—	—	(152)	11,242
Net income (loss)	(14,217)	(27,860)	22,567	(8,362)	8,326
Noncontrolling interests	93	81	78	85	64
Net income (loss) attributable to common stockholders	$(14,124)	$(27,779)	$22,645	$(8,277)	$8,390

Weighted average common shares outstanding - basic	54,319,635	53,621,536	51,899,779	47,684,152	47,645,050
Weighted average common shares outstanding - diluted (1)	54,319,635	53,621,536	52,616,570	47,684,152	48,299,882

Basic net income (loss) per common share	$(0.26)	$(0.52)	$0.43	$(0.17)	$0.18
Diluted net income (loss) per common share (1)	$(0.26)	$(0.52)	$0.43	$(0.17)	$0.17

Distributions declared per common share	$0.18	$0.18	$0.18	$0.18	$0.18

(1)	In periods of net loss there are no dilutive securities and diluted net loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	1Q’19 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Net income (loss)	$(14,217)	$(27,860)	$22,567	$(8,362)	$8,326
Noncontrolling interests	93	81	78	85	64
Net income (loss) attributable to common stockholders	(14,124)	(27,779)	22,645	(8,277)	8,390
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	22,843	24,390	24,770	27,011	24,500
Real estate depreciation and amortization from unconsolidated properties	1,001	356	—	—	391
Real estate depreciation and amortization - noncontrolling interest	(450)	(963)	(544)	(782)	(433)
Impairment of depreciable real estate assets	937	38,146	3,418	—	—
Loss (gain) on sale of depreciable real estate	—	(14,904)	—	90	(12,014)
Loss (gain) on remeasurement of investment in unconsolidated entities	—	—	—	152	(11,242)
Noncontrolling interests	303	809	389	610	297
FFO attributable to common stockholders	10,510	20,055	50,678	18,804	9,889

Adjustments (1):
Severance charges	—	—	—	108	19
Merger expenses	3,674	—	—	—	—
Loss on early extinguishment of debt	6,025	—	—	—	8,988
Gain on troubled debt restructuring	—	—	(31,006)	—	—
Hurricane-related loss	—	3,000	—	—	—
Default interest (2)	—	—	388	609	602
Noncontrolling interests	(2)	(1)	10	—	(4)
FFO attributable to common stockholders, excluding certain items	$20,207	$23,054	$20,070	$19,521	$19,494

Recurring capital expenditures (1)	$(1,917)	$(3,079)	$(3,252)	$(2,337)	$(6,192)
Straight-line rent adjustments (1)	$(5,967)	$(2,396)	$(769)	$(1,165)	$(1,349)
Above- and below-market rent amortization (1)	$(1,458)	$(1,612)	$(1,503)	$(1,634)	$(1,245)
Amortization of deferred financing costs (1)	$396	$384	$359	$358	$436
Amortization of restricted shares and units	$1,020	$1,199	$1,206	$1,164	$1,000
Depreciation and amortization - non-real estate assets	$60	$62	$64	$123	$116

Weighted average common shares outstanding - basic	54,320	53,622	51,900	47,684	47,645
Weighted average common shares outstanding - diluted	55,045	54,536	52,617	48,534	48,300

Diluted FFO per common share	$0.19	$0.37	$0.96	$0.39	$0.20
Diluted FFO, excluding certain items, per common share	$0.37	$0.42	$0.38	$0.40	$0.40

We provided rent abatements and concessions to tenants at the Eldridge Properties as a result of Hurricane Harvey through the second quarter of 2018. The rent abatements and concessions were offset by business interruption and other insurance proceeds, net of a deductible and estimated saved expenses as detailed below:

Rent abatements	$—	$—	$—	$(775)	$(3,908)
Business interruption and other insurance proceeds, net	$—	$3,462	$719	$358	$3,337

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including for our period of ownership of properties sold.
(2) We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the lender in August 2018.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’19 Page 6

Calculations of EBITDAre
(in thousands, except ratios)

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Net income (loss)	$(14,217)	$(27,860)	$22,567	$(8,362)	$8,326

Adjustments:

Interest expense:
Interest expense - consolidated	5,411	5,392	6,782	8,011	7,705
Interest expense - unconsolidated entities	452	193	—	—	360
Amortization of deferred financing costs - consolidated	348	360	359	358	404
Amortization of deferred financing costs - unconsolidated entities	48	24	—	—	32
Total interest expense	6,259	5,969	7,141	8,369	8,501

Tax provision - consolidated	234	197	228	214	195
Tax provision - unconsolidated entities	2	—	—	—	14
Depreciation and amortization - consolidated	22,903	24,452	24,834	27,134	24,616
Depreciation and amortization - unconsolidated entities	1,001	356	—	—	391
Asset impairment losses	937	38,146	3,418	—	—
Loss (gain) on sale of real estate	—	(14,904)	—	90	(12,014)
Loss (gain) on remeasurement of investment in unconsolidated entities	—	—	—	152	(11,242)
EBITDAre	17,119	26,356	58,188	27,597	18,787

Adjustments:
Loss on early extinguishment of debt	6,025	—	—	—	8,988
Merger expenses	3,674	—	—	—	—
Hurricane-related loss	—	3,000	—	—	—
Gain on troubled debt restructuring	—	—	(31,006)	—	—
Non-cash write-off (recoveries), net of tenant receivables	(12)	(14)	(56)	237	—
Rent abatements (recoveries), net, due to Hurricane Harvey (1)	—	(3,572)	(719)	417	409
Severance charges	—	—	—	108	19
Adjusted EBITDAre	26,806	25,770	26,407	28,359	28,203

Adjustments:
EBITDAre from properties disposed before period end	(669)	(268)	(61)	(4)	(2,504)
Full quarter EBITDAre adjustment for acquired properties	—	—	—	—	1,223
Adjusted estimated full period EBITDAre from properties owned at period end	$26,137	$25,502	$26,346	$28,355	$26,922

Fixed charges
Interest expense	$6,259	$5,969	$7,141	$8,369	$8,501
Default interest expense (2)	—	—	(388)	(609)	(602)
Capitalized interest incurred (3)	955	1,628	1,644	1,318	1,103
Normalized interest expense	7,214	7,597	8,397	9,078	9,002
Principal payments (excludes debt payoff)	122	508	239	378	384
Normalized fixed charges	$7,336	$8,105	$8,636	$9,456	$9,386

Normalized interest coverage (4)	3.72	3.39	3.14	3.12	3.13
Normalized fixed charge coverage (4)	3.65	3.18	3.06	3.00	3.00

(1)	Reflects rent abatements, net of business interruption and other insurance recoveries and an insurance deductible, following Hurricane Harvey.

(2)
We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the lender in August 2018.

(3) Excludes capitalized interest funded from construction loans.
(4) Normalized interest coverage is equal to adjusted EBITDAre divided by normalized interest expense. Normalized fixed charge coverage is equal to adjusted EBITDAre divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’19 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended March 31, 2019
(dollars in thousands)

Third + Shoal
Ownership % during the period	47.50%
Ownership % at period end	47.50%
Results of Operations
Rental income	$252
Straight-line rent and lease incentive revenue	1,634
Other income	138
Total revenue	2,024

Property related expenses	354
Real estate taxes	600
Property management fees	13
NOI	1,057

Interest expense	452
Amortization of deferred financing costs	48
Real estate depreciation and amortization	937
Interest income and other expense	4
Provision for income taxes	2
Net income	(386)

Adjustments:
Depreciation of basis adjustments	(64)
Property related expense allocation to basis	(3)
Eliminate property management fees	7
Adjusted net loss	(446)
Adjustments:
Real estate depreciation and amortization	1,001
Funds from operations	$555

Balance Sheet Information
Real estate book value	$65,491
Accumulated depreciation and amortization	(1,592)
Real estate book value after depreciation and amortization	$63,899

Cash and cash equivalents	$464
Assets	$73,266
Mortgage debt	$34,895

TIER REIT’s equity interest in investment	$25,964
Basis difference	4,223
Carrying value of TIER REIT’s investment	$30,187
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

Supplemental Operating and Financial Data	1Q’19 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended
Same Store NOI:	31-Mar-19	31-Mar-18	Favorable/ (Unfavorable)
Same Store Revenue:
Rental revenue	$41,740	$42,091	$(351)
Less: Lease termination fees	—	(335)	335
	41,740	41,756	(16)	—%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	9,423	9,173	(250)	(2.7)%
Real estate taxes	6,345	7,249	904	12.5%
Property management fees	63	56	(7)	(12.5)%
Property expenses	15,831	16,478	647	3.9%
Same Store NOI - consolidated properties	25,909	25,278	631	2.5%
Same store NOI - noncontrolling interest adjustment	(116)	(129)	13	(10.1)%
Same Store NOI - unconsolidated properties (at ownership %)	1,349	1,114	235	21.1%
Same Store NOI	$27,142	$26,263	$879	3.3%

Same Store Cash NOI:
Same Store NOI - consolidated properties	$25,909	$25,278	$631
Less:
Straight-line rent revenue adjustment	(1,460)	(713)	(747)
Above- and below-market rent amortization	(1,245)	(1,383)	138
Same Store Cash NOI - consolidated properties	23,204	23,182	22	0.1%
Same store Cash NOI - noncontrolling interest adjustment	(86)	(95)	9	(9.5)%
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,145	707	438	62.0%
Same Store Cash NOI	$24,263	$23,794	$469	2.0%

Same Store occupancy % at period end (% owned)	91.2%	91.9%

Same Store operating properties	15
Same Store rentable square feet (% owned)	5,303

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$(14,217)	$8,326
Adjustments:
Interest expense	5,759	8,109
Asset impairment losses	937	—
Tenant improvement demolition costs	206	108
General and administrative	8,945	5,503
Depreciation and amortization	22,903	24,616
Interest and other income	(154)	(45)
Loss on early extinguishment of debt	6,025	8,988
Gain on sale of assets	—	(12,014)
Provision for income taxes	234	195
Equity in operations of investments	446	(287)
Gain on remeasurement of investment in unconsolidated entities	—	(11,242)
Net operating income of non-same store properties	(5,175)	(6,644)
Lease termination fees	—	(335)
Same store NOI - noncontrolling interest	(116)	(129)
Same Store NOI of unconsolidated properties (at ownership %)	1,349	1,114
Same Store NOI	27,142	26,263
Straight-line rent revenue adjustment	(1,460)	(713)
Above- and below-market rent amortization	(1,245)	(1,383)
Cash NOI adjustments for noncontrolling interest	30	34
Cash NOI adjustments for unconsolidated properties (at ownership %)	(204)	(407)
Same Store Cash NOI	$24,263	$23,794

Our Domain Point property which we acquired on January 4, 2018 is reflected above as consolidated and at 90% ownership for the three-month comparison periods presented above. Our Domain 8 property is reflected as unconsolidated and at the prior year ownership percentage of 50% for the three-month comparison periods presented above. Domain 8 became operational in the third quarter of 2017 and we acquired full ownership on March 30, 2018. For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’19 Page 9

Schedule of Properties Owned
as of March 31, 2019
(in thousands, except $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Average Adjusted Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)					% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	91.6%	$24,659	$43.49	$43.58	$49.81	10.4%	14.4%
Third + Shoal (47.5%)	Austin, TX	353	168	100.0%	1,919	$11.42	$62.82	$70.00	2.8%	1.1%
Domain 2	Austin, TX	115	115	100.0%	4,896	$42.57	$42.57	$54.05	1.9%	2.9%
Domain 3	Austin, TX	179	179	100.0%	7,031	$39.28	$39.28	$46.47	3.0%	4.1%
Domain 4	Austin, TX	153	153	100.0%	5,580	$36.47	$40.08	$44.41	2.6%	3.3%
Domain 7	Austin, TX	222	222	100.0%	10,248	$46.16	$46.16	$55.24	3.7%	6.0%
Domain 8	Austin, TX	291	291	100.0%	14,364	$49.36	$49.36	$56.47	4.9%	8.4%
Domain 11	Austin, TX	324	324	97.5%	—	$—	$48.35	$53.24	5.5%	—%
Domain Point (90%)	Austin, TX	240	216	88.4%	7,082	$37.08	$37.08	$46.04	3.6%	4.1%
Austin		2,496	2,287	96.3%	75,779	$34.42	$45.55	$52.52	38.5%	44.2%

5950 Sherry Lane	Dallas, TX	197	197	89.3%	7,740	$43.98	$43.98	$45.70	3.3%	4.5%
Burnett Plaza	Fort Worth, TX	1,025	1,025	84.3%	20,831	$24.11	$24.53	$26.00	17.3%	12.1%
Legacy Union One	Plano, TX	319	319	100.0%	12,266	$38.45	$38.45	$43.50	5.4%	7.1%
Dallas/Fort Worth		1,541	1,541	88.2%	40,837	$30.05	$30.32	$32.66	25.9%	23.8%

One BriarLake Plaza	Houston, TX	502	502	88.2%	13,250	$29.91	$44.26	$43.75	8.5%	7.7%
Two BriarLake Plaza	Houston, TX	333	333	77.5%	8,581	$33.26	$41.40	$42.76	5.6%	5.0%
Houston		835	835	84.0%	21,831	$31.15	$43.21	$43.39	14.1%	12.7%

Bank of America Plaza	Charlotte, NC	891	891	92.7%	23,054	$27.91	$28.61	$33.00	15.0%	13.4%
Charlotte		891	891	92.7%	23,054	$27.91	$28.61	$33.00	15.0%	13.4%

Woodcrest (1)	Cherry Hill, NJ	386	386	97.2%	10,091	$26.91	$26.91	$20.32	6.5%	5.9%
Other		386	386	97.2%	10,091	$26.91	$26.91	$20.32	6.5%	5.9%
Total operating office properties		6,149	5,940	92.0%	$171,592	$31.41	$37.62	$41.24	100.0%	100.0%

Development Properties				Leased %
Domain 10	Austin, TX	300	300	59.9%
Domain 12	Austin, TX	320	320	100.0%

(1) Includes two properties.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Average adjusted effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Supplemental Operating and Financial Data	1Q’19 Page 10

Portfolio Analysis
For the Three Months Ended and
as of March 31, 2019

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s)	% of NOI
Market

Austin	9	13	2,287	96.3%	38.5%	$14,851	47.7%
Dallas/Fort Worth	3	3	1,541	88.2%	25.9%	6,720	21.6%
Houston	2	2	835	84.0%	14.1%	4,221	13.6%
Charlotte	1	1	891	92.7%	15.0%	4,299	13.8%
Other	2	2	386	97.2%	6.5%	1,053	3.3%

Total	17	21	5,940	92.0%	100.0%	31,144	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from unconsolidated properties						(1,053)
Plus NOI from noncontrolling interest						116
Plus NOI from disposed properties						671
NOI (Consolidated)						$30,878

Notes:
Analysis relates to operating properties owned at the end of the most recent period only.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

Supplemental Operating and Financial Data	1Q’19 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
31-Mar-19
Consolidated total revenue	$200,368
Less:
GAAP rent adjustments	(22,336)
178,032
Consolidated total property operating expenses	(76,856)
Adjusted cash NOI	101,176
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	(2,308)
Adjusted cash NOI from sold properties, at ownership share	(3,245)
Adjusted cash NOI from noncontrolling interest in consolidated assets	(337)
Incremental pro forma stabilized adjusted cash NOI from executed leases at Domain 8, Domain 11, Domain 12, and Third + Shoal at ownership share	34,993
Total adjusted cash NOI at ownership share (1)	$130,279

31-Mar-19
Cost basis of land and development properties, at ownership share (2)	$71,097

Other tangible assets
Cash and cash equivalents	$9,805
Restricted cash	3,327
Accounts receivable, net (excluding $52,269 of straight-line rent receivable)	8,968
Prepaid expenses and other assets	9,072
Total other tangible assets	$31,172

Liabilities
Mortgage debt	$66,000
Unsecured term loans and revolving credit facility	597,000
Accrued and other liabilities	79,145
Ownership share of unconsolidated mortgage debt	34,895
Remaining estimated cost to complete Domain 11, Domain 12, and Third + Shoal, at ownership share	87,810
Total liabilities	$864,850

Total common shares, restricted stock, and restricted stock units outstanding	55,878

(1)	Comprised of adjusted cash NOI as detailed in the table below.

Market	Adjusted Cash NOI	%
Austin	$72,936	56%
Dallas	25,704	20%
Houston	10,942	8%
Charlotte	15,664	12%
Other	5,033	4%

Total	$130,279	100%

(2)	Includes Domain 9, Domain 10, Legacy Union Two, Legacy Union Three, and Domain 14 & Domain 15 at ownership share.

Note: During the three months ended March 31, 2019, we provided approximately $6.3 million of free rent, including approximately $4.0 million to tenants at development and recently developed properties, approximately $1.5 million to Apache Corporation at One BriarLake Plaza, and approximately $0.8 million to other tenants in the portfolio.

Supplemental Operating and Financial Data	1Q’19 Page 12

Significant Tenants
March 31, 2019
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
HomeAway	$20,154	10%	431	8%	10.7	Ba1 / BBB
Encana Oil & Gas (USA) Inc.	12,271	6%	319	6%	8.3	Ba1 / BBB
Facebook, Inc.	12,213	6%	223	4%	8.6	NR
Amazon	11,820	6%	246	5%	6.7	A3 / AA-
Bank of America	10,105	5%	366	7%	2.3	A2 / A-
Apache Corporation	9,137	4%	210	4%	5.6	Baa3 / BBB
GM Financial	8,056	4%	315	6%	7.1	Baa3 / BBB
Samsung Engineering America Inc.	5,858	3%	134	2%	7.7	NR
GSA	5,077	2%	207	4%	9.8	U.S. Government
Time Warner Cable Inc.	4,224	2%	112	2%	1.8	NR
Conduent Incorporated	4,077	2%	151	3%	1.4	Ba3 / BB+
Accruent, LLC	3,998	2%	104	2%	5.4	NR
Blackbaud, Inc.	3,983	2%	109	2%	4.5	NR
Vinson & Elkins LLP	3,860	2%	88	2%	2.8	NR
SCOR Global Life	3,805	2%	140	3%	9.3	NR / AA-
Total of largest 15 tenants	$118,638	58%	3,155	58%	6.7
Total all tenants	$205,507		5,463		5.9

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

SHAKE SHACK
WESTIN HOTELS & RESORTS
CENTRAL PARK
PUNCH BOWL SOCIAL
TESLA
BURBERRY
blackbaud
Magento
accruent
HUNG FU SALOON
ARCHER HOTEL
ROCK ROSE
aloft A VISION OF W HOTELS
Neiman Marcus
TOPGOLF
amazon
facebook
amazon
IBM
NORDSTROM
Sprinkles
STARBUCKS RESERVE
amazon books
DOCBs
RH
Yard House
HomeAway
Perry's STEAKHOUSE & GRILLE
wework
HomeAway
WHOLE FOODS MARKET
DOMAIN LAKE
domainpoint
domainpoint
domainpoint
domainpoint
THE DOMAIN
Austin's Second Downtown
Operating / in-process development property
Future development property
Operating property & future development

Supplemental Operating and Financial Data	1Q’19 Page 13

Industry Diversification (by square feet)
As of March 31, 2019

Other 10%
Real Estate and Rental and Leasing 3%
Public Administration 4%
Retail Trade 7%
Administrative and Support and Waste Management and Remediation Services 8%
Information 10%
Mining (Includes Oil & Gas) 12%
Finance and Insurance 20%
Professional, Scientific, and Technical Services 27%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes 12 industry classifications.

Supplemental Operating and Financial Data	1Q’19 Page 14

Leasing Activity Summary
For the Three Months Ended
March 31, 2019

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	31-Dec-18	31-Dec-18	Expiring	Renewals	Expansions	New	31-Mar-19	31-Mar-19	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	2,287	96.9%	2,215	(55)	6	27	9	2,202	96.3%	$23.87	$28.81	21%	$24.39	$30.78	26%
Dallas/Fort Worth	1,541	89.2%	1,375	(21)	2	—	3	1,359	88.2%	$9.70	$6.26	(35)%	$8.29	$6.21	(25)%
Houston	835	84.6%	706	(10)	—	—	5	701	84.0%	$28.65	$26.00	(9)%	$26.35	$26.14	(1)%
Charlotte	891	95.6%	852	(41)	—	—	15	826	92.7%	$17.55	$31.62	80%	$12.58	$31.90	154%
Other	386	97.2%	375	—	—	—	—	375	97.2%	$—	$—	—%	$—	$—	—%
Total	5,940	93.0%	5,523	(127)	8	27	32	5,463	92.0%	$21.75	$27.55	27%	$20.69	$28.85	39%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	1Q’19 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
March 31, 2019

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	6	$25.19	$28.00	$26.37	$30.65	27	$21.76	$28.79	$21.77	$30.74	9	$29.44	$29.44	$31.07	$31.07
Dallas/Fort Worth	2	$14.03	$13.47	$11.69	$13.35	—	$—	$—	$—	$—	3	$6.54	$1.00	$5.81	$1.00
Houston	—	$—	$—	$—	$—	—	$—	$—	$—	$—	5	$28.65	$26.00	$26.35	$26.14
Charlotte	—	$—	$—	$—	$—	—	$—	$—	$—	$—	15	$17.55	$31.62	$12.58	$31.90
Other	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	8	$22.40	$24.37	$22.70	$26.33	27	$21.76	$28.79	$21.77	$30.74	32	$21.60	$27.26	$19.30	$27.87
Percentage increase (decrease)			9%		16%			32%		41%			26%		44%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	1Q’19 Page 16

Lease Expirations
For Four Quarters From April 1, 2019
(in thousands, except per SF data)

	Market	Month to Month	2Q'19	3Q'19	4Q'19	1Q'20	Grand Total

	By Square Foot
	Austin	—	52	5	79	76	212
	Dallas/Fort Worth	4	—	—	9	8	21
	Houston	—	—	—	—	—	—
	Charlotte	—	—	43	—	—	43
	Other	—	—	—	39	—	39
	Total	4	52	48	127	84	315

	By Annualized Expiring Rentals
	Austin	$—	$2,109	$177	$2,908	$3,253	$8,447
	Dallas/Fort Worth	94	—	—	207	243	544
	Houston	—	—	—	—	—	—
	Charlotte	—	6	1,032	—	—	1,038
	Other	—	—	—	1,092	—	1,092
	Total	$94	$2,115	$1,209	$4,207	$3,496	$11,121

	By Expiring Rent Per SF
	Austin	$—	$41.27	$36.88	$37.09	$42.69	$40.13
	Dallas/Fort Worth	$21.36	$—	$—	$23.52	$30.76	$25.78
	Houston	$—	$—	$—	$—	$—	$—
	Charlotte	$—	$60.00	$23.83	$—	$—	$23.92
	Other	$—	$—	$—	$28.29	$—	$28.29
	Total	$23.50	$40.67	$25.19	$33.13	$41.62	$35.30

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	1Q’19 Page 17

Lease Expirations
Annually From April 1, 2019
(in thousands, except percentage and per SF data)

Market	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029+	Grand Total
By Square Foot
Austin	136	216	85	238	263	152	189	216	180	31	496	2,202
Dallas/Fort Worth	13	96	72	44	164	34	37	390	319	45	145	1,359
Houston	—	69	67	31	44	215	20	166	—	10	79	701
Charlotte	43	29	338	17	86	42	5	25	3	189	49	826
Other	39	244	92	—	—	—	—	—	—	—	—	375
Total	231	654	654	330	557	443	251	797	502	275	769	5,463
As a % of Occupied SF	4%	12%	12%	6%	10%	8%	5%	15%	9%	5%	14%	100%
As a % of Total NRA	4%	11%	11%	6%	9%	7%	4%	13%	9%	5%	13%	92%

By Annualized Expiring Rentals
Austin	$5,194	$8,755	$4,033	$11,017	$11,880	$6,923	$9,895	$10,276	$10,095	$1,584	$30,469	$110,121
Dallas/Fort Worth	301	3,382	2,758	1,260	5,019	1,219	1,115	11,293	13,242	1,406	3,404	44,399
Houston	—	3,411	3,134	1,500	2,003	9,851	775	7,665	—	467	3,010	31,816
Charlotte	1,038	1,022	9,555	652	3,294	799	308	1,084	149	6,512	2,419	26,832
Other	1,092	6,716	2,545	—	—	—	—	—	—	—	4	10,357
Total	$7,625	$23,286	$22,025	$14,429	$22,196	$18,792	$12,093	$30,318	$23,486	$9,969	$39,306	$223,525
As a % of Total Annualized Expiring Rentals	3%	10%	10%	6%	10%	8%	5%	14%	11%	5%	18%	100%

By Expiring Rent Per SF
Austin	$38.67	$40.48	$47.39	$46.33	$44.70	$45.70	$52.83	$47.66	$56.08	$50.93	$61.22	$50.00
Dallas/Fort Worth	$22.80	$35.23	$38.41	$28.31	$30.53	$36.07	$30.22	$28.96	$41.59	$31.24	$23.32	$32.65
Houston	$—	$49.15	$46.57	$47.47	$46.05	$45.80	$39.34	$46.23	$—	$46.24	$38.54	$45.41
Charlotte	$23.92	$35.24	$28.21	$39.28	$38.13	$19.30	$57.04	$43.19	$48.06	$34.55	$49.77	$32.48
Other	$28.29	$27.58	$27.37	$—	$—	$—	$—	$—	$—	$—	$20.00	$27.60
Total	$33.01	$35.61	$33.68	$43.72	$39.85	$42.42	$48.18	$38.04	$46.78	$36.25	$51.11	$40.92

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	1Q’19 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	31-Mar-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Austin	2,287	96.3%	96.9%	95.9%	95.8%	95.4%
Dallas/Fort Worth	1,541	88.2%	89.2%	89.3%	90.5%	91.0%
Houston	835	84.0%	84.6%	87.8%	80.7%	80.7%
Charlotte	891	92.7%	95.6%	96.0%	96.0%	95.6%
Other	386	97.2%	97.2%	97.2%	97.2%	97.2%
Total	5,940	92.0%	93.0%	92.9%	92.1%	92.1%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

TOP LEGACY CORPORATIONS:
Boeing
JCPenney
Ericsson
Pizza Hut, U.S.
Liberty Mutual
DXC (fka HPE)
FedEx Office
Frito-Lay
JPMorgan Chase
Intuit
McAfee
PepsiCo
Toyota Motor North America
Capital One Finance
Keurig Dr Pepper
Bank of America
Existing
Future
DALLAS CBD
MARRIOTT
MI COCINA
Fleming's
PRIME STEAKHOUSE & WINE BAR
THE SHOPS AT LEGACY
BISHOP RD.
LONE STAR DR.
LEGACY DRIVE
THE CAPITAL GRILLE
BENIHANA
MEXICAN SUGAR
cocina y cantina
Legacy Union Three
Legacy Union Two
Legacy Union One
LEGACY UNION
LEGACY CIRCLE
ALLAS NORTH TOLLWAY
ELIJAH DRIVE
Rendering
Acquired 2015 & 2017

Supplemental Operating and Financial Data	1Q’19 Page 19

Leasing Cost Summary
For the Three Months Ended
March 31, 2019

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	6	7.5	$7.39	$21.51	$28.90	$0.99	$2.87	$3.86
Dallas/Fort Worth	2	3.1	$4.77	$—	$4.77	$1.54	$—	$1.54
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	8	6.4	$6.74	$16.13	$22.87	$1.05	$2.52	$3.57
Year Ended 2018	257	4.0	$5.23	$4.55	$9.78	$1.18	$0.81	$1.99

Expansion
Market
Austin	27	6.4	$13.00	$4.45	$17.45	$2.06	$0.55	$2.61
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	27	6.4	$13.00	$4.45	$17.45	$2.03	$0.70	$2.73
Year Ended 2018	46	5.5	$8.44	$18.25	$26.69	$1.53	$3.29	$4.82

New
Market
Austin	9	5.9	$15.60	$23.07	$38.67	$2.63	$3.84	$6.47
Dallas/Fort Worth	3	10.9	$9.75	$118.15	$127.90	$0.89	$10.84	$11.73
Houston	5	7.4	$19.85	$59.90	$79.75	$2.68	$8.09	$10.77
Charlotte	15	6.5	$16.19	$64.93	$81.12	$2.49	$9.99	$12.48
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	32	6.9	$15.99	$57.36	$73.35	$2.32	$8.31	$10.63
Year Ended 2018	122	9.0	$17.76	$68.30	$86.06	$1.93	$7.22	$9.15

Total
Current Quarter	67	6.6	$13.68	$31.12	$44.80	$2.07	$4.71	$6.78
Year Ended 2018	425	5.6	$9.18	$24.33	$33.51	$1.65	$4.37	$6.02

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	1Q’19 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

	Recurring capital expenditures
	Leasing costs	$1,509	$674	$2,011	$1,905	$5,345
	Building improvements	408	2,405	1,241	432	847
	Subtotal recurring capital expenditures	1,917	3,079	3,252	2,337	6,192

	Non-recurring capital expenditures
	Building improvements (1)	1,605	3,790	2,591	772	4,461
	Leasing costs (2)	2,079	4,808	4,025	1,295	1,351
	Development (3)	39,729	36,246	30,518	26,826	29,512
	Redevelopment (4)	81	226	187	906	967
	Subtotal non-recurring capital expenditures	43,494	45,070	37,321	29,799	36,291

	Total capital expenditures	$45,411	$48,149	$40,573	$32,136	$42,483

(1)
Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property and costs incurred to improve the Eldridge Properties as a result of Hurricane Harvey, which has been identified as an unusual event. Costs incurred to improve the Eldridge Properties for such damages should be recoverable under our insurance policies and were as follows:

		$1,605	$2,807	$2,034	$417	$4,461
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$706	$371	$—	$—
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	1Q’19 Page 21

Potential Future Development and Redevelopment Sites
March 31, 2019

		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project	Acres				Comments

Development
Austin
Domain 9	2.5	330,000	Jul-15	$9.1	Office building
Domain 14 & Domain 15	5.6	600,000	Jul-15	$10.2	Office building(s)

Dallas/Fort Worth
Legacy Union Two and Legacy Union Three (95%) (1)	4.0	600,000	Jun-15	$10.3	Office building(s)
Burnett Plaza	1.4	N/A	Jan-07	$3.4	Planned mixed-use development and parking garage for use at Burnett Plaza
Atlanta
3354 Peachtree	3.0	560,000	Jan-19	$14.2	Office building

Redevelopment (2)
Austin
Domain 3 and Domain 4	8.8	2,000,000	Jul-15	N/A	Potential mixed-use redevelopment opportunity
Domain Point (90%)	9.5	1,000,000	Jan-18	N/A	Potential mixed-use redevelopment opportunity

(1) The cost basis for this less than wholly-owned project represents 100%.
(2) Excludes 0.6 million of existing rentable square feet.

THE DOMAIN
3
4
15
14
7
8
9
2
12
11
10
Operating / in-process development property
Future development property
Operating property & future redevelopment
Rendering

Supplemental Operating and Financial Data	1Q’19 Page 22

Summary of Development Activity
March 31, 2019

					Estimated Shell Delivery Date		Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)	Estimated Stabilized NOI (in millions)	Estimated Stabilized Cash NOI (in millions)
Project	Market	Square feet (in thousands)	% Leased	Start Date		Estimated Cost per SF

In Process:
Domain 10	Austin	300	60%	4Q’18	2Q’20	$387	$116.2	$28.1	$10.5	$10.3
Domain 12	Austin	320	100%	2Q’18	4Q’19	$379	$121.4	$57.2	$11.4	$11.4

Completed in the Past 18 Months:
Domain 11	Austin	324	98%	2Q’17	4Q’18	$352	$114.2	$93.7	$10.6	$10.7
Third + Shoal	Austin	353	100%	1Q’17	3Q’18	$441	$155.7	$149.2	$16.3	$16.1

(1) Reflects development cost at the asset level. Excludes basis adjustment of $4.2 million for Third + Shoal.
All amounts above are reflected at 100%.

Percent of Expected Stabilized NOI by quarter
Project	2Q'19	3Q’19	4Q’19	2020	2021	2022
Domain 10	—	—	—	42%	72%	98%
Domain 11	65%	83%	83%	88%	96%	100%
Domain 12	—	—	46%	73%	93%	100%
Third + Shoal	45%	65%	80%	100%	100%	100%

Represents expected NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing.

Percent of Expected Stabilized Cash NOI by quarter
Project	2Q'19	3Q’19	4Q’19	2020	2021	2022
Domain 10	—	—	—	—%	37%	88%
Domain 11	(35)%	38%	39%	54%	85%	100%
Domain 12	—	—	(21)%	(3)%	74%	100%
Third + Shoal	(41)%	38%	67%	95%	100%	100%

Represents expected adjusted cash NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing. Adjusted cash NOI excludes non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent.

Negative percentages occur when expenses are incurred for tenants during a free rent period.

Supplemental Operating and Financial Data	1Q’19 Page 23

Property Under Development
Domain 10
Austin, Texas
(rendering)
Property Description

Domain 10 is a 15-story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 300,000 square feet of office space, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 10 was designed to achieve a minimum LEED Silver and Energy Star designations. Development on Domain 10 commenced in October 2018.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes over two million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers nearly two million square feet of retail, 775 hotel rooms, and over 4,000 apartment units.

Property Facts

Submarket	The Domain
Floors	8 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	300,000
Estimated Operating Expenses per SF	$16.58
Estimated Shell Delivery Date to Tenants	2Q’20
Estimated Project Cost at Completion	$116,200,000
Percentage Owned	100%
Percentage Leased	59.9%

Supplemental Operating and Financial Data	1Q’19 Page 24

Property Under Development
Domain 12
Austin, Texas
(rendering)

Property Description

Domain 12 is a 17-story, Class A office building currently under development located within The Domain in Austin, Texas.  It will offer 320,000 square feet of office space, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 12 was designed to achieve a minimum LEED Silver and Energy Star designations. The building is 100% pre-leased.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes over two million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers nearly two million square feet of retail, 775 hotel rooms, and over 4,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/8 Floors Parking
Approximate Rentable SF	320,000
Estimated Operating Expenses per SF	$16.20
Estimated Shell Delivery Date to Tenants	4Q’19
Estimated Project Cost at Completion	$121,400,000
Percentage Owned	100%
Percentage Leased	100%

Supplemental Operating and Financial Data	1Q’19 Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended March 31, 2019

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
3354 Peachtree Road (1)	Atlanta, GA	N/A	N/A	2/27/2019	$14,237

Dispositions
Fifth Third Center (2)	Columbus, OH	1	331	8/27/2018	N/A
Plaza at MetroCenter	Nashville, TN	1	361	10/31/2018	$51,250
Eldridge Properties	Houston, TX	2	824	1/31/2019	$78,400
		4	1,516

(1) We acquired a 95% interest in an approximate three-acre land site for a future development project.
(2) Ownership of Fifth Third Center was conveyed to the associated lender pursuant to a foreclosure and was accounted for as a full settlement of the outstanding $48.2 million loan and related interest.

Supplemental Operating and Financial Data	1Q’19 Page 26

Summary of Financing
March 31, 2019
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$66,000	4.30%	10%
Unsecured term loans (1)			525,000	3.26%	79%
Total fixed rate debt			591,000	3.38%	89%

Variable Rate Debt
Unsecured term loan (1)			50,000	4.26%	8%
Unsecured revolving credit facility (2)			22,000	3.69%	3%
Total variable rate debt			72,000	4.08%	11%
Total debt (3)			663,000	3.45%	100%
Unamortized debt issuance costs (3)			(1,450)
Total notes payable, net			$661,550

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $302.4 million were available under the credit facility.
(3) Excludes $2.5 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2019	$—	—	$—	—	$—	—	—
2020	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—
2022	—	—	297,000	3.15%	297,000	3.15%	45%
2023	66,000	4.30%	—	—	66,000	4.30%	10%
Thereafter	—	—	300,000	3.57%	300,000	3.57%	45%
Total debt	$66,000		$597,000		663,000	3.45%	100%
Unamortized debt issuance costs					(1,450)
Total notes payable, net					$661,550
Weighted average maturity in years	3.8		4.5		4.4

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2019	$—	—	$—	—	$—	—	—
2020	—	—	—	—	—	—	—
2021	—	—	34,895	5.58%	34,895	5.58%	5%
2022	297,000	3.15%	—	—	297,000	3.15%	43%
2023	66,000	4.30%	—	—	66,000	4.30%	9%
Thereafter	300,000	3.57%	—	—	300,000	3.57%	43%
Total debt	663,000		34,895		697,895	3.56%	100%
Unamortized debt issuance costs	(1,450)		(495)		(1,945)
Total notes payable, net	$661,550		$34,400		$695,950
Weighted average maturity in years	4.4		2.6		4.3

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$62,500	one-month LIBOR	2.8220%	31-Oct-19	31-Dec-24	Credit Facility
Interest rate swap - cash flow hedge	$62,500	one-month LIBOR	2.8230%	31-Oct-19	31-Dec-24	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	2.8220%	31-Oct-19	31-Dec-24	Credit Facility

Supplemental Operating and Financial Data	1Q’19 Page 27

Principal Payments by Year
as of March 31, 2019
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2019	2020	2021	2022	2023	Thereafter

Credit Facility - Revolving Line	18-Jan-22	3.64%	3.69%	$22,000	$—	$—	$—	$22,000	$—	$—
Credit Facility - Term Loan	30-Jun-22	3.07%	3.11%	275,000	—	—	—	275,000	—	—
Legacy Union One	01-Jan-23	4.24%	4.30%	66,000	—	—	—	—	66,000	—
Credit Facility - Term Loan	17-Jan-25	3.52%	3.57%	300,000	—	—	—	—	—	300,000
Total		3.41%	3.45%	663,000	—	—	—	297,000	66,000	300,000
Unamortized debt issuance costs (1)				(1,450)
Consolidated notes payable, net				661,550

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Third + Shoal (47.5%)	27-Oct-21	5.50%	5.58%	34,895	—	—	34,895	—	—	—
Unamortized debt issuance costs				(495)
Total unconsolidated notes payable, net				$34,400

Total notes payable		3.51%	3.56%	697,895	$—	$—	$34,895	$297,000	$66,000	$300,000
Unamortized debt issuance costs				(1,945)

Total notes payable, net				$695,950

% of principal payments due by year				100%	—%	—%	5%	43%	9%	43%

(1)				Excludes $2.5 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	1Q’19 Page 28

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“Nareit”), which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities that resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our interest in our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

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Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. We use EBITDAre as defined by Nareit which is net income (loss), computed in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization expense, plus (minus) losses and gains on the disposition of depreciated property, including losses and gains on change of control, plus impairment write-downs of depreciated property, and after related adjustments for unconsolidated entities. Our EBITDAre as presented may not be comparable to amounts calculated by other REITs that do not define EBITDAre in accordance with the current Nareit definition, or interpret it differently than we do.
EBITDAre is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDAre is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Adjusted EBITDAre, which is EBITDAre excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDAre volatility. Further, we evaluate Adjusted Estimated Full Period EBITDAre, which is EBITDAre excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDAre excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

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